TRANSITION, SEPARATION, AND GENERAL RELEASE AGREEMENT

    THIS TRANSITION, SEPARATION, AND GENERAL RELEASE AGREEMENT (this “Agreement”) is entered into by and between Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company (the “Company”), its parent Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Parent”) and Frank De Costanzo (“Executive”) (the Company, Parent, and Executive, together, the “Parties”). The Parties hereby agree as follows:

1.Termination of Employment. The Parties mutually agree that Executive’s final date of employment will be December 31, 2023, unless terminated earlier pursuant to the terms herein (Executive’s final date of employment, whether on December 31, 2023 or earlier, the “Date of Termination”). The Parties acknowledge and agree that Executive’s termination constitutes a termination by the Company without Cause, in accordance with Section 3(b) of the Employment Agreement between the Parties dated June 16, 2022 (the “Employment Agreement”). After the Date of Termination, Executive no longer will be, and will not hold himself out as, an employee, agent, or representative of the Company. Within sixty (60) days of the Date of Termination (or earlier as required by applicable law), Executive will be paid for (a) all accrued but unpaid base salary, (b) all accrued but unused vacation, and (c) Executive’s business expenses incurred through the Date of Termination. This Agreement shall constitute the Notice of Termination, as defined in the Employment Agreement. Effective as of the Date of Termination or earlier as requested by the Company, Executive shall immediately resign from all positions that he holds or has ever held with the Company, the Parent, and any affiliate thereof, including, without limitation, as a member of the Board (as defined in the Employment Agreement). Executive hereby agrees to execute any and all documentation to effectuate such resignations upon request by the Parent, but he shall be treated for all purposes as having so resigned upon the Date of Termination, regardless of when or whether he executes any such documentation.

2.CFO Transition Period.

(a)From the Effective Date (as defined below) through March 31, 2023, unless terminated earlier pursuant to the terms herein (the “CFO Transition Period”), Executive shall continue employment with the Company in his current role and title (Chief Financial Officer), subject to the terms herein; provided that, the Company may, in its sole discretion, direct Executive (i) to transition his duties to other individuals (including assigning or naming a new Chief Financial Officer) and/or (ii) to perform other or different duties consistent with Executive’s experience and expertise as the Company reasonably deems appropriate. Executive agrees to continue to use his best efforts, skills, and abilities to carry out Executive’s duties and to promote the interests of the Company and the Company Entities (as defined below).
(b)During the CFO Transition Period, Executive will continue to receive his Annual Base Salary (as defined in the Employment Agreement) at the rate currently in effect as of the Effective Date, unless Executive’s employment is terminated earlier pursuant to a Disqualifying Reason (as defined below). For the avoidance of doubt, Executive shall not be eligible for any other compensation in respect of calendar year 2022 or 2023, except as otherwise provided herein.

(c)A “Disqualifying Reason” shall mean (i) Executive voluntarily resigns without Good Reason (as defined below); (ii) Executive’s continuing refusal to perform his duties or failure to follow a lawful direction of the Chief Executive Officer or the Board, in either case, following written notice from the Chief Executive Officer or the Board; (iii) Executive’s intentional act or acts of dishonesty in connection with the performance of his duties hereunder that Executive intended to result in his personal, more-than-immaterial enrichment; (iv) Executive’s documented willful malfeasance or willful misconduct in connection with his employment or Executive’s willful and deliberate insubordination following written notice from the Chief Executive Officer or the Board detailing the factual basis for conduct and a thirty (30)-day period to cure such conduct, to the extent curable; (v) Executive is convicted of a felony or Executive enters a plea of nolo contendere to a felony; or (vi) Executive’s material breach of this Agreement or the Surviving Provisions (as defined below). Notwithstanding the foregoing, subsections (ii) through (vi) shall not be a “Disqualifying Reason” unless Executive has received written notice from the Company of the act(s) alleged to constitute a “Disqualifying Reason” and Executive fails to cure such act(s), to the extent curable, within thirty (30) days of such notice. Any act, or failure to act, by Executive, based on authority given pursuant to a resolution duly adopted by the Board, on the advice of counsel for the Company, or based on adherence to Company policy, generally accepted accounting principles, or applicable law, shall be presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and shall not serve as a basis for a “Disqualifying Reason.” “Good Reason” means, in the absence of the Executive’s written consent, any of the following: (i) a diminution by the Company in the Executive’s Annual Base Salary; (ii) a diminution by the Company in the Executive’s Target Annual Bonus (as defined in the Employment Agreement); (iii) a requirement that Executive perform services materially inconsistent with Executive’s experience and/or expertise; (iv) a material change in the geographic location at which the Executive must perform the services to a location outside of the greater New York metropolitan area; or (v) any other action or inaction that constitutes a material breach of the terms of the Employment Agreement or this Agreement. To terminate for “Good Reason”, Executive must comply with the timing requirements set forth in Section 3(c) of the Employment Agreement.

(d)During the CFO Transition Period, either Party may terminate Executive’s employment for any reason or no reason, on fifteen (15) days’ prior written notice; provided that if Executive’s employment is terminated for any reason other than a Disqualifying Reason, Executive shall remain entitled to the benefits as set forth in Section 5(b). For the avoidance of doubt, in the event Executive’s employment is terminated during the CFO Transition Period for a Disqualifying Reason (including, but not limited to, voluntary resignation by Executive), Executive shall not be eligible for the consideration set forth in Section 5(b).

(e)Executive shall endeavor to use his accrued vacation time prior to March 31, 2023. Within thirty (30) days of the end of the CFO Transition Period, the Company shall pay Executive for all accrued but unused vacation through March 31, 2023.

3.Special Advisor Transition Period. Provided the Date of Termination has not occurred prior to April 1, 2023, then from April 1, 2023 through the Date of Termination (the “Special Advisor Transition Period”, and together with the CFO Transition Period, the “Transition Period”), Executive shall serve as the “Special Advisor to the Board,” on the terms and conditions set forth in this Agreement, including on Annex B hereto. During the Special Advisor Transition Period, Executive shall be permitted to serve on boards of directors and/or teach, so long as Executive is not engaged in any Competitive Activity (as defined in the Employment Agreement) in connection with such service. Effective as of April 1, 2023 or earlier as requested by the Company, Executive shall be deemed to have immediately resigned from all positions that he holds or has ever held with the Company, the Parent, and any affiliate thereof, including, without limitation, as a director of Eagle Bulk PTE Ltd., Eagle Bulk Ship Management (Singapore) PTE Ltd., Eagle Bulk Europe A/S, and all other Company Entities (as defined below). The Parties hereby agree to execute any and all documentation to effectuate such resignations, but Executive shall be treated for all purposes as having so resigned effective April 1, 2023, regardless of when or whether any other Party executes any such documentation. Following April 1, 2023, the Company shall confirm in writing that Executive has been removed from all applicable entities and positions.
4.Benefits. During the Transition Period, Executive will remain eligible to participate in the employee benefit plans generally available to similarly situated Company employees, as they may be in effect from time to time at the Company, subject to the terms and conditions of the relevant plans. The Company reserves the right to modify, suspend, or discontinue any and all of such plans at any time. As of the Date of Termination, the benefits received by Executive and Executive’s eligible dependents under the Company’s medical plan(s) will cease. Thereafter, pursuant to governing law and independent of this Agreement, Executive will be entitled to elect benefit continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for himself and any eligible dependents if Executive timely applies for such coverage. Such COBRA coverage will be at Executive’s sole expense (except as otherwise expressly provided in Section 5(b), below) and will be subject to the provisions of COBRA and the Company’s medical plan(s), which may be modified from time to time. Information regarding Executive’s eligibility for COBRA coverage, and the terms and conditions of such coverage, will be provided to Executive in a separate mailing following the Date of Termination.

5.Consideration.
(a)In consideration for signing (and not revoking) and complying with this Agreement, in full settlement of any compensation or benefits to which Executive otherwise could claim to be entitled, and in exchange for the mutual promises, covenants, releases, and waivers set forth in this Agreement, the Company agrees, pursuant to the terms and conditions of this Agreement, including but not limited to, Sections 1 through 4, above, to continue to employ Executive through the Transition Period as set forth herein and pay Executive as set forth above.
(b)In consideration for signing (and not revoking) and complying with this Agreement and the Post-Employment Release attached hereto as Annex A (which Post-Employment Release must be signed within the twenty-one (21) day period immediately following the Date of Termination, but not before the Date of Termination), in full settlement of any compensation or benefits to which Executive otherwise could claim to be entitled, and in exchange for the mutual promises, covenants, releases, and waivers set forth in this Agreement and its Annex A, the Company will provide Executive with the following consideration, including the consideration he would have been eligible to receive in connection with a termination without Cause as set forth in Section 4(a) of the Employment Agreement, as well as additional consideration:
(i)The Company shall pay to Executive in a lump sum in cash within thirty (30) days after the Date of Termination (A) the Accrued Obligations (as defined in the Employment Agreement), (B) $480,000, representing the amount equal to the sum of Executive’s Annual Base Salary plus Executive’s target bonus pro-rated for the period of January 1, 2023 through March 31, 2023 (rounded to $55,000), and (C) in the event Executive’s employment terminates prior to December 31, 2023 other than for a Disqualifying Reason, an amount equal to the Annual Base Salary and Special Advisor Salary (as defined in Annex B) Executive would have received had he remained employed through December 31, 2023. For the avoidance of doubt, in no event shall any payment made pursuant to this Section 5(b)(i) be paid later than March 15, 2024;
(ii)To the extent Executive timely elects COBRA continuation coverage, for until the earlier of (A) the expiration of the end of the statutory COBRA continuation period or (B) December 31, 2024, the Company shall pay directly to the applicable insurer for the costs of applicable COBRA premiums (which premiums will include, without limitation, medical, prescription drug, dental, and vision coverage, subject to Executive’s eligibility with respect to any such coverage);
(iii)For the avoidance of doubt, Executive shall remain eligible to receive an Annual Bonus (as defined in the Employment Agreement) in respect of calendar year 2022 as if Executive had remained employed by the Company through the date any such bonus is paid, subject to the terms and conditions of the Company’s annual bonus plan documents and standard Company practice, and payable the earlier of when bonuses are generally paid by the Company in respect of calendar year 2022 or March 15, 2023; and
(iv)All unvested equity awards in the Parent held by Executive (“Equity Awards”) shall vest as if Executive remained employed beyond the Date of Termination through the applicable vesting dates of the Equity Awards. With respect to any Equity Awards which are stock options or stock appreciation rights, such Equity Awards shall remain exercisable until the original expiration date of such options or stock appreciation rights. For the avoidance of doubt, performance share values shall be determined in 2023 at the same time/values as similarly situated executives’ grants.
(c)For the avoidance of doubt, Executive acknowledges and agrees that, after the Effective Date, this Agreement will be effective, binding, and irrevocable regardless of whether Executive timely executes the Post-Employment Release; provided that, if Executive fails to timely execute or if Executive revokes the Post-Employment Release (each in accordance with its terms), then Executive will not receive the consideration set forth in Section 5(b), above. For the further avoidance of doubt, Executive shall not be entitled to the consideration under Section 5(b) in the event his employment terminates for a Disqualifying Reason, death, or Disability (as defined in the Employment Agreement); provided, however, (i) Executive shall be entitled to the consideration under Section 5(b), excluding under Section 5(b)(i)(C), in the event he voluntarily resigns his employment during the Special Advisor Transition Period, and (ii) Executive (or Executive’s estate, as applicable) shall be entitled to the consideration set forth in Section 5(b)(i)(B) and 5(b)(iv) in the event his employment terminates by reason of Executive’s death or Disability.

(d)All amounts payable hereunder are subject to applicable deductions and withholdings. For the avoidance of doubt, except as otherwise set forth herein, Executive’s rights and obligations relating to any vested awards shall remain subject to the terms and conditions of the applicable governing award documents.

6.Acknowledgments. Executive acknowledges that Executive would not be entitled to the consideration set forth in this Agreement, including in Section 5, above, but for the terms of this Agreement. Executive acknowledges and agrees that (a) the consideration provided to Executive pursuant to this Agreement (i) is in full discharge of any and all liabilities and obligations of the Company to Executive, monetarily or otherwise, with respect to his employment, and (ii) exceeds any payment, benefit, or other thing of value to which Executive might otherwise be entitled, including pursuant to the Employment Agreement; and (b) Executive is not entitled to any bonus or deferred compensation with respect to 2022, 2023, or any other year, or any other salary, wages, awards, severance, interests, profit share, commissions, overtime, paid time off, premiums, royalties, equity, carried interest, deferred compensation, or other forms of compensation, benefits, fringe benefits, perquisites, or payments of any kind or nature whatsoever (collectively, “Compensation”), except for (x) salary and benefits earned and accrued for the current payroll period but unpaid through the Effective Date and (y) as otherwise explicitly provided in this Agreement.

7.Release of Claims.

(a)Executive hereby voluntarily, knowingly, and willingly releases and forever discharges the Company, its Parent and their subsidiaries and affiliates (the “Company Entities”), and each of their respective officers, directors, partners, members, shareholders, employees, attorneys, representatives, and agents, and each of their predecessors, successors and assigns (collectively, the “Company Releasees”), from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever which against them Executive or Executive’s executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever (i) arising prior to the time Executive signs this Agreement; (ii) arising prior to the time Executive signs this Agreement out of or relating to Executive’s employment with the Company, service as a member of the Board or the termination thereof; or (iii) arising prior to the time Executive signs this Agreement out of or relating to (A) the Employment Agreement and (B) any relevant agreement, contract, plan, practice, policy, or program of the Company. This release includes, but is not limited to, any rights or claims arising under any statute, including the Employee Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act (“ADEA”), the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the New York Labor Law, the New York Wage Theft Prevention Act, Article 15 of the Executive Law of the State of New York (Human Rights Law), the New York State WARN Act, the New York City Human Rights Law, the New York City Fair Chance Act, the New York City Stop Credit Discrimination in Employment Act, the New York City Earned Safe and Sick Time Act, the Connecticut Family and Medical Leave Act, Connecticut’s whistleblower law, Connecticut’s free speech law, the Connecticut Fair Employment Practices Act, Connecticut’s minimum wage and wage payment laws, and/or the anti-retaliation provision of Connecticut’s workers’ compensation statute; or any other foreign, federal, state or local law or judicial decision, including, but not limited to, and any rights or claims under any policy, agreement, understanding or promise, written or oral, formal or informal, between Executive and any of the Company Releasees. The foregoing release shall not apply to (i) claims that cannot be released under applicable law, including, but not limited to, any claim for workers’ compensation benefits or unemployment benefits; (ii) legally mandated benefits; (iii) vested benefits, if any, under any equity plan, qualified or nonqualified savings, pension plan, or any other applicable benefit plans in which Executive may have participated during his employment with the Company or its affiliates; (iv) any claim related to indemnification for acts performed while an officer or director of the Company or the Parent or their affiliates as permitted under applicable law and the bylaws of the Company or the Parent or their affiliates, as appropriate; (v) any claim that may be raised by Executive in his capacity as an equity-holder of the Parent or its affiliates; or (vi) any claim with respect to this Agreement (collectively, the “Company Excluded Claims”).
(b)The Company hereby voluntarily, knowingly, and willingly releases and forever discharges Executive, from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands which the Company ever had, now has or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising prior to the time Executive signs this Agreement. The foregoing release shall not apply to (i) claims that cannot be released under applicable law; (ii) any claims of fraud, fraudulent activity, or otherwise illegal conduct; (iii) any actions taken by Executive outside the scope of Executive’s employment; or (iv) any claim with respect to this Agreement (collectively, the “Executive Excluded Claims”).

8.Covenant Not to Sue. Executive represents that Executive has not filed a complaint against any of the Company Releasees. The Company represents that the Company has not filed a complaint against Executive in any court. Except as prohibited by law or as otherwise set forth in Section 7, above, Executive further (a) represents that Executive will not initiate or cause to be initiated on his behalf a complaint in any court pursuing any claim or cause of action released herein, or participate in any such proceeding; and (b) waives any right Executive may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any proceeding before any court or administrative agency, including any proceeding conducted by or before the Equal Employment Opportunity Commission (“EEOC”). Notwithstanding the above, nothing in this Agreement shall prevent Executive from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under the ADEA contained in Section 7, above (but no other portion of such waiver); (ii) initiating or participating in an investigation or proceeding conducted by the EEOC; or (iii) enforcing any of the claims preserved in Section 7(a), above, as Company Excluded Claims.

9.Continuing Obligations. Executive acknowledges that Sections 6-13 of the Employment Agreement will continue to survive, and remain in full force and effect, during the Transition Period and following the Date of Termination (the “Surviving Provisions”). Notwithstanding the foregoing, in accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Agreement, or any other agreement or policy of the Company shall prevent Executive from, or expose Executive to criminal or civil liability under federal or state trade secret law for, (a) directly or indirectly sharing any Company trade secrets or other confidential information (except information protected by any Company Entity’s attorney-client or work product privilege) with an attorney or with any federal, state, or local government agencies, regulators, or officials, for the purpose of investigating or reporting a suspected violation of law, whether in response to a subpoena or otherwise, without notice to the Company, or (b) disclosing the Company’s trade secrets in a filing in connection with a legal claim, provided that the filing is made under seal. Further, nothing herein shall prevent Executive from disclosing confidential information as required in response to a subpoena or other legal process in accordance with the terms and procedures set forth in Section 11, below.

10.Cooperation. Executive agrees that for the two (2) year period following the Date of Termination, Executive shall provide reasonable and timely cooperation in connection with (a) supporting any transaction(s) that any Company Entity is or becomes involved in; (b) providing advice to management of the Company and otherwise assisting with historic Company matters; (c) promptly, fulsomely, and in good faith responding to the Company’s requests for knowledge or information within Executive’s possession following the Date of Termination; and (d) any actual or threatened litigation, inquiry, review, investigation, process, or other matter, action, or proceeding that relates to events occurring during Executive’s employment with the Company or about which the Company otherwise believes Executive may have relevant information. Executive understands that if Executive’s cooperation is requested in accordance with this provision after the Date of Termination, Executive will be reimbursed solely for reasonable travel expenses approved by the Company in advance of being incurred, upon Executive’s submission of receipts, and Executive shall receive no other payments. In all cases, any cooperation under this Section 10 shall: (i) take into account and accommodate Executive’s then-applicable business and professional commitments; and (ii) occur in mutually convenient time, location, and manner (including, to the extent available, remotely).

11.Legal Process. In the event Executive is served with a subpoena, discovery request, order, or any other legal process that will or may require Executive to disclose any Proprietary Information (as defined in the Employment Agreement) or other information that is confidential to the Company Entities, whether during Executive’s employment or thereafter,

Executive shall, to the extent permitted by law, immediately notify Michael Mitchell, General Counsel, both by email and by overnight delivery, attaching a copy of such subpoena, discovery request, order, or other process, and Executive shall thereafter cooperate with the Company, at its expense, in any lawful manner in the event it wishes to challenge such disclosure, limit such disclosure, and/or protect the confidentiality of the Proprietary Information or other confidential information.

12.Non-Disparagement.

(a)Except as otherwise provided herein, Executive agrees not to make any material negative, derogatory, critical, damaging, or disparaging remarks (whether written or oral) to any person about the Company Releasees. The foregoing shall not prevent Executive from making truthful disclosures or reports to the extent required by law.
(b)Except as otherwise provided herein, the Company and Parent shall direct their officers, directors, and executives not to make any material negative, derogatory, critical, damaging, or disparaging remarks (whether written or oral) to any person about Executive. The foregoing shall not prevent the Company from making truthful disclosures or reports to the extent required by law.
(c)The Parties shall mutually agree to an internal and external announcement concerning Executive’s departure from the Company. No Party shall make any statements concerning the Executive’s separation that are inconsistent with the announcements and statements agreed to in this Section.
13.Effect of Breach. Should Executive be determined by an arbitrator or court of competent jurisdiction to have materially breached this Agreement or Section 8 (Covenants) of the Surviving Provisions, then: (a) the Company shall have no further obligations to Executive under this Agreement or otherwise (including, but not limited to, any obligation to provide the payments or other consideration set forth in Section 5 of this Agreement); (b) the Company will be entitled to recoup payments previously provided to Executive under Section 5 of this Agreement, up to a maximum of $425,000; and (c) the Company shall have all rights and remedies available to it under this Agreement and any applicable law or equitable theory.

14.Severability. Each provision of this Agreement and its Annex A is severable from the other provisions hereof and thereof, and if any term or provision of this Agreement or its Annex A (or any portion thereof) is determined by an arbitrator or reviewing court of competent jurisdiction to be invalid, illegal, or incapable of being enforced, all other terms and provisions of this Agreement and its Annex A shall nevertheless remain in full force and effect. Upon a determination that any term or provision (or any portion thereof) is invalid, illegal, or incapable of being enforced, the Parties agree that an arbitrator or reviewing court shall have the authority to “blue pencil” or modify this Agreement and/or its Annex A so as to render it enforceable and effect the original intent of the Parties as reflected herein and therein, to the fullest extent permitted by applicable law.
15.Interpretation; Governing Law; Entire Agreement; Amendment. This Agreement, including its Annex A, (a) may be executed in identical counterparts, each of which together shall constitute a single agreement; (b) shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any Party, notwithstanding which Party may have drafted it; (c) shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard any choice of law principles; (d) together with the Surviving Provisions, constitutes the Parties’ entire agreement, arrangement, and understanding regarding the subject matter herein, superseding any prior or contemporaneous agreements, arrangements, or understandings, whether written or oral, between Executive, on the one hand, and the Company, on the other hand, regarding the same subject matter; and (e) may not be modified, amended, discharged, or terminated, nor may any of its provisions be varied or waived, except by a further signed written agreement between the Parties. Facsimile, PDF, and other true and accurate electronic copies of this document shall have the same force and effect as originals hereof.

16. 409A. This Agreement is intended to be exempt from or satisfy, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including current and future guidance and regulations interpreting such provisions, and it should be interpreted accordingly. Notwithstanding the foregoing, the Company does not guarantee that any payment hereunder complies with or is exempt from Section 409A of the Code and neither the Company, nor its executives, directors, officers, employees or affiliates shall have any liability with respect to any failure of this Agreement to comply with or be exempt from Section 409A of the Code. Each payment made under this Agreement will be treated as a separate payment for purposes of Section 409A of the Code and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.

17.Injunctive Relief. Executive acknowledges and agrees that the provisions of this Agreement (including its Annex A, as applicable) are reasonable and necessary for the protection of the Company, its Parent, and the other Company Releasees and are of the essence to (a) this Agreement, and (b) the Company’s agreement to provide the consideration set forth above. Executive further acknowledge that the Company Releasees will be irreparably harmed if this Agreement is not specifically enforced. Accordingly, Executive agrees that, in addition to any other relief to which the Company Releasees may be entitled, they shall be entitled to obtain injunctive relief (without the requirement of posting a bond) from a court of competent jurisdiction, in aid of arbitration, as provided in Section 18, below, for the purpose of restraining Executive from an actual or threatened breach of this Agreement. Executive hereby irrevocably consent to the exclusive jurisdiction of the federal and state courts sitting in Connecticut for the issuance of such an injunction, and waive any objection to such venue.

18.Arbitration.

(a)Except as provided in Section 17 of this Agreement, the Parties irrevocably and unconditionally agree that any past, present, or future dispute, controversy, or claim arising under or relating to this Agreement or the Surviving Provisions; involving Executive, on the one hand, and any of the Company Releasees, on the other hand, including both claims brought by Executive and claims brought against Executive, shall be submitted for resolution to binding arbitration as provided herein; provided that nothing herein shall require arbitration of a claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement. Any such arbitration shall be conducted in accordance with the Federal Arbitration Act, 9 U.S.C. § 1 et seq. (“FAA”); shall be administered by the AAA; shall be conducted in accordance with AAA’s Employment Arbitration Rules and Procedures, as modified herein; and shall be conducted by a single arbitrator. Such arbitration will be conducted in Stamford, Connecticut, and the arbitrator will apply Connecticut law (except to the extent Connecticut law is inconsistent with the FAA). Except as set forth in Section 17, above, the arbitrator, and not any federal or state court, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, and/or formation of this Agreement, including any dispute as to whether (i) a particular claim is subject to arbitration hereunder, and/or (ii) any part of this Section 18 is void or voidable. The arbitral award shall be in writing, shall state the reasons for the award, and shall be final and binding on the Parties. The Parties shall treat the arbitration as strictly confidential, and Executive shall not disclose the existence or nature of any claim, defense, or argument; any documents, correspondence, pleadings, briefing, exhibits, arguments, testimony, evidence, or information exchanged or presented in connection with any claim, defense, or argument; or any rulings, decisions, or results of any claim, defense, or argument (collectively, “Arbitration Materials”) to any third party, with the sole exception of their legal counsel, who they shall ensure complies with these confidentiality terms. Each party shall be responsible for their own attorneys’ fees and costs. The arbitrator shall not have authority to award attorneys’ fees or costs, punitive damages, compensatory damages, damages for emotional distress, penalties, lost opportunities, or any other damages or relief not measured by the prevailing party’s actual out-of-pocket losses, except to the extent such relief is explicitly available under a statute, ordinance, or regulation pursuant to which a successful claim is brought. In agreeing to arbitrate their claims hereunder, the Parties hereby recognize and agree that they are waiving Executive’s right to a trial in court and/or by a jury.
(b)In the event of any court proceeding to challenge or enforce an arbitrator’s award, the Parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in Stamford, Connecticut; agree to exclusive venue in that jurisdiction; and waive any claim that such jurisdiction is an inconvenient or inappropriate forum. The Parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any court proceeding, agree to use their reasonable best efforts to file any court proceeding permitted herein and all confidential information (and all documents containing confidential information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement.

19.Third Party Beneficiaries. The Parties agree that each of the Company Releasees is expressly intended to be a third party beneficiary of this Agreement (including its Annex A) and shall have authority to enforce the provisions applicable to it in accordance with their terms.

20.Assignment. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Parent, and the Company’s and/or the Parent’s respective successors and assigns. This Agreement shall be assignable by the Company and its Parent, whether by operation of law or otherwise.

21.Representation; No Admission. Executive represents and warrants that Executive is not aware of any facts or circumstances that Executive knows or believes to be either (a) a past or current violation of the Company’s or any of the other Company Entity’s rules and/or policies, or (b) a past or current violation of any laws, rules, and/or regulations applicable to the Company or any of the other Company Entities. This Agreement shall not in any way be construed as an admission by any of the Company Releasees or Executive of any liability or of any wrongful acts whatsoever against the other Party or any other person.

22.Execution of Agreement.
(a)In accordance with the ADEA, Executive has twenty-one (21) calendar days following the date he receives this Agreement to review and execute this Agreement. Should Executive decide to accept this Agreement, Executive must sign it and return the signed Agreement to Michael Mitchell, General Counsel within such twenty-one (21) day period. If Executive does not timely return the signed Agreement as set forth above, this Agreement shall be null, void, and of no force or effect, and Executive shall have no entitlement to the pay, benefits, or any other consideration as set forth herein.
(b)In accordance with the ADEA, Executive has seven (7) calendar days from the date Executive signs this Agreement to revoke this Agreement (the “Revocation Period”) by providing written notice of such decision to Michael Mitchell, General Counsel. If

Executive does not advise the Company in writing within the Revocation Period that Executive has revoked this Agreement, this Agreement shall be effective, enforceable, irrevocable, and binding on the eighth (8th) calendar day after Executive originally signed this Agreement (the “Effective Date”). Executive understands that the Company will not be required to make the payments or provide the benefits set forth in this Agreement unless this Agreement becomes effective. In the event Executive does not accept this Agreement as set forth above, or in the event Executive revokes this Agreement during the Revocation Period, this Agreement shall be deemed automatically null and void and Executive shall forfeit Executive’s right to receive any payments or benefits hereunder.

23.By signing below, Executive expressly acknowledges, represents, and warrants that Executive has carefully read this Agreement; that Executive understands this Agreement includes a release of age discrimination claims under the ADEA; that Executive fully understands the terms, conditions, and significance of this Agreement and its final and binding effect; that no other promises or representations were made to Executive other than those set forth in this Agreement; that Executive is fully competent to manage Executive’s business affairs and understands that Executive may be waiving legal rights by signing this Agreement; that Executive has executed this Agreement voluntarily, knowingly, and with an intent to be bound by this Agreement; that Executive has been advised to consult with an attorney of Executive’s own choosing in connection with Executive’s review and execution of this Agreement; and that Executive has full power and authority to release Executive’s claims as set forth herein, and has not assigned any such claims to any other individual or entity.

[Signature Page Follows]

AGREED TO:

EAGLE SHIPPING INTERNATIONAL (USA) LLC

By:     /s/ Gary Vogel
Name:     Gary Vogel
Title:      Chief Executive Officer
Date: December 12, 2022
EAGLE BULK SHIPPING INC.

By:     /s/ Gary Vogel
Name:     Gary Vogel
Title:      Chief Executive Officer
Date: December 12, 2022
EXECUTIVE

By:    /s/ Frank De Costanzo
Name:     Frank De Costanzo
Date:     December 12, 2022

ANNEX A

POST-EMPLOYMENT RELEASE

In exchange for the consideration provided to Frank De Costanzo (“Executive”) under the Transition, Separation, and General Release Agreement (the “Separation Agreement”) between Executive, Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company (the “Company”), and Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Parent”) (Executive, the Company, and the Parent, together, the “Parties”) to which this Post-Employment Release is an Annex, and as a precondition to Executive’s receipt of the benefits provided in Section 5(b) of the Separation Agreement, Executive hereby agrees as follows. All capitalized terms utilized but not defined herein shall have the same meanings ascribed to them in the Separation Agreement:

1.(a)    Executive hereby voluntarily, knowingly and willingly releases and forever discharges the Company Releasees from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever which against them Executive or Executive’s executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever (i) arising prior to the time Executive signs this Post-Employment Release; (ii) arising prior to the time Executive signs this Post-Employment Release out of or relating to Executive’s employment with the Company, service as a member of the Board or the termination thereof; or (iii) arising prior to the time Executive signs this Post-Employment Release out of or relating to (A) the Employment Agreement and (B) any relevant agreement, contract, plan, practice, policy, or program of the Company. This release includes, but is not limited to, any rights or claims arising under any statute, including the Employee Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act (“ADEA”), the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the New York Labor Law, the New York Wage Theft Prevention Act, Article 15 of the Executive Law of the State of New York (Human Rights Law), the New York State WARN Act, the New York City Human Rights Law, the New York City Fair Chance Act, the New York City Stop Credit Discrimination in Employment Act, the New York City Earned Safe and Sick Time Act, the Connecticut Family and Medical Leave Act, Connecticut’s whistleblower law, Connecticut’s free speech law, the Connecticut Fair Employment Practices Act, Connecticut’s minimum wage and wage payment laws, and/or the anti-retaliation provision of Connecticut’s workers' compensation statute; or any other foreign, federal, state or local law or judicial decision, including, but not limited to, and any rights or claims under any policy, agreement, understanding or promise, written or oral, formal or informal, between Executive and any of the Company Releasees. The foregoing release shall not apply to (i) claims that cannot be released under applicable law, including, but not limited to, any claim for workers’ compensation benefits or unemployment benefits; (ii) legally mandated benefits; (iii) vested benefits, if any, under any equity plan, qualified or nonqualified savings, pension plan, or any other applicable benefit plans in which Executive may have participated during his employment with the Company or its affiliates; (iv) any claim related to indemnification for acts performed while an officer or director of the Company or the Parent or their affiliates as permitted under applicable law and the bylaws of the Company or the Parent or their affiliates, as appropriate; (v) any claim that may be raised by Executive in his capacity as an equity-holder of the Parent or its affiliates; or (vi) any claim with respect to the Separation Agreement (collectively, the “Company Excluded Claims”).

(b)The Company hereby voluntarily, knowingly, and willingly releases and forever discharges Executive, from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands which the Company ever had, now has
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or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever (a) arising prior to the time Executive signs this Agreement. The foregoing release shall not apply to (i) claims that cannot be released under applicable law; (ii) any claims of fraud, fraudulent activity, or otherwise illegal conduct; (iii) any actions taken by Executive outside the scope of Executive’s employment; or (iv) any claim with respect to the Separation Agreement (collectively, the “Executive Excluded Claims”).

2.Executive represents that Executive has not filed a complaint against any of the Company Releasees. The Company represents that the Company has not filed a complaint against Executive in any court. Except as prohibited by law or as otherwise set forth in Section 7 of the Separation Agreement or Section 1, above, Executive further (a) represents that Executive will not initiate or cause to be initiated on his behalf a complaint in any court pursuing any claim or cause of action released herein, or participate in any such proceeding; and (b) waives any right Executive may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any proceeding before any court or administrative agency, including any proceeding conducted by or before the Equal Employment Opportunity Commission (“EEOC”). Notwithstanding the above, nothing in the Separation Agreement or this Post-Employment Release shall prevent Executive from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under the ADEA contained in Section 7 of the Separation Agreement or Section 1, above (but no other portion of such waiver); (ii) initiating or participating in an investigation or proceeding conducted by the EEOC; or (iii) enforcing any of the claims preserved in Section 7(a) of the Separation Agreement, or Section 1(a), above, as Company Excluded Claims.

3.Executive represents and warrants that, except as otherwise agreed to by the Company, (a) Executive has complied with the terms of Section 8(b)(1) of the Employment Agreement and returned to the Company all documents and data relating to Proprietary Information or other information that is confidential to the Company Entities in Executive’s possession, custody, or control; and (b) Executive no longer possesses any copies or originals of any such documents or data.

4.
(a)In accordance with the ADEA, Executive has twenty-one (21) calendar days following the Date of Termination to review and execute this Post-Employment Release. Should Executive decide to accept this Post-Employment Release, Executive must sign it and return the signed Post-Employment Release to Michael Mitchell, General Counsel within such twenty-one (21) day period. If Executive does not timely return the signed Post-Employment Release as set forth above, this Post-Employment Release shall be null, void, and of no force or effect, and Executive shall have no entitlement to the pay, benefits, or other consideration as set forth in Section 5(b) of the Separation Agreement.

(b)In accordance with the ADEA, Executive has seven (7) calendar days from the date Executive signs this Post-Employment Release to revoke this Post-Employment Release (the “Revocation Period”) by providing written notice of such decision to Michael Mitchell, General Counsel. If Executive does not advise the Company in writing within the Revocation Period that Executive has revoked this Post-Employment Release, this Post-Employment Release shall be effective, enforceable, irrevocable, and binding on the eighth (8th) calendar day after Executive originally signed this Post-Employment Release (the “Post-Employment Release Effective Date”). Executive understands that the Company will not be required to make the payments or provide the benefits set forth Section 5(b) of the Separation Agreement unless this Post-Employment Release becomes effective. In the event Executive does not accept this Post-Employment Release as set forth above, or in the event Executive
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revokes this Post-Employment Release during the Revocation Period, this Post-Employment Release shall be deemed automatically null and void and Executive shall forfeit Executive’s right to receive the pay, benefits, or other consideration as set forth in Section 5(b) of the Separation Agreement (provided that the remainder of the Separation Agreement shall remain in full force and effect).

5.This Post-Employment Release is part of the Separation Agreement and, once effective, may be enforced in accordance with the terms and conditions of the Separation Agreement, including Sections 17 and 18 thereof. This Post-Employment Release may be executed in any number of counterparts, with all of such counterparts being deemed one original.

6.By signing below, Executive expressly acknowledges, represents, and warrants that Executive has carefully read this Post-Employment Release; that Executive understands this Agreement includes a release of age discrimination claims under the ADEA; that Executive fully understands the terms, conditions, and significance of this Post-Employment Release and its final and binding effect; that no other promises or representations were made to Executive other than those set forth in this Post-Employment Release; that Executive is fully competent to manage Executive’s business affairs and understands that Executive may be waiving legal rights by signing this Post-Employment Release; that Executive has executed this Post-Employment Release voluntarily, knowingly, and with an intent to be bound by this Post-Employment Release; that Executive has been advised to consult with an attorney of Executive’s own choosing in connection with Executive’s review and execution of this Post-Employment Release; and that Executive has full power and authority to release Executive’s claims as set forth herein, and has not assigned any such claims to any other individual or entity.

[Signature Page Follows]
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**TO BE EXECUTED AFTER THE DATE OF TERMINATION**
To confirm the Parties’ agreement to the terms and conditions of this Post-Employment Release, the Parties have signed and dated it below:

EAGLE SHIPPING INTERNATIONAL (USA) LLC

By:
Name:
Title:
Date:
EAGLE BULK SHIPPING INC.

By:
Name:
Title:
Date:
EXECUTIVE

By:
Name:     Frank De Costanzo
Date:
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ANNEX B
(a)During the Special Advisor Transition Period, Executive shall have the title “Special Advisor to the Board.”

(b)During the Special Advisor Transition Period, the Company may, in its sole discretion, direct Executive to reasonably perform duties consistent with Executive’s title as “Special Advisor to the Board,” Executive’s experience, expertise, and prior role as Chief Financial Officer, as the Company deems appropriate. Executive agrees to use his best efforts, skills, and abilities to carry out Executive’s duties and to promote the interests of the Company and the Company Entities.

(c)Executive shall be permitted to work remotely, subject to the Company’s reasonable needs.

(d)During the Special Advisor Transition Period, Executive will receive a salary of $26,000 per month (the “Special Advisor Salary”), subject to applicable deductions and withholdings, payable in accordance with the Company’s normal payroll practices, unless Executive’s employment is terminated earlier for a Disqualifying Reason. For the avoidance of doubt, Executive shall not be eligible for any other compensation in respect of calendar year 2022 or 2023, except as otherwise provided in the Agreement.

(e)During the Special Advisor Transition Period, either Party may terminate Executive’s employment for any reason or no reason, on fifteen (15) days’ prior written notice; provided that if Executive’s employment is terminated for any reason other than a Disqualifying Reason, Executive shall remain entitled to the benefits as set forth in Section 5(b).

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